SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2005

MICRONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17966	22-2063614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Hampshire Drive Hudson, NH 03051
(Address of principal executive offices, including zip code)

(603) 883-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On June 10, 2005, Micronetics, Inc., a Delaware corporation (“Micronetics”), entered into a stock purchase agreement (the “Purchase Agreement”) with the stockholders (the “Stockholders”) of Stealth Microwave Inc., a New Jersey corporation (“Stealth”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement, Micronetics will purchase from the Stockholders all of the outstanding capital stock of Stealth.

The purchase price under the Purchase Agreement is $6.5 million, plus the payment of additional amounts pursuant to the terms of an Earnout Agreement among Micronetics, Stealth, the Stockholders and Stephen N. Barthelmes Sr., Stephen N. Barthelmes Jr., and Brian E. Eggleston, as the representatives of the Stockholders (the “Earnout Agreement”). Under the Earnout Agreement, the Stockholders may receive up to an additional $3.3 million if, during each of the one year periods ending March 31, 2006 and March 31, 2007, Stealth meets certain financial targets. In addition, the payments due under the Earnout Agreement will be accelerated upon the occurrence of certain events, including a change of control of Micronetics or Stealth.

The parties have made customary representations, warranties and covenants in the Purchase Agreement and the completion of the acquisition was subject to customary conditions described in the Purchase Agreement. The parties have agreed that $400,000 of the purchase price will be held in escrow for one year after closing as security for any claims of Micronetics under the Purchase Agreement.

The foregoing description of the acquisition, the Purchase Agreement and the Earnout Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement and the Earnout Agreement, which are filed as Exhibit 2.1 and Exhibit 2.2 hereto and incorporated herein by reference.

To complete the Stealth acquisition, on June 10, 2005, Micronetics entered into a $6 million Term Loan and Security Agreement with TD Banknorth, N.A. (“Banknorth”) and issued a Term Promissory Note to Banknorth thereunder (the “Credit Facility”). The Credit Facility is secured by a first priority security interest in substantially all of Micronetics’ and Stealth’s assets and Stealth has agreed to guarantee all indebtedness of Micronetics under the Credit Facility.

The entire $6 million of the Credit Facility was drawn by the Company at closing to finance the initial cash portion of the Stealth acquisition and associated expenses.

The Credit Facility documents are attached hereto as Exhibit 10.1 and Exhibit 10.2. Additional information regarding the Banknorth Credit Facility is provided in Item 2.03 below, which information is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 10, 2005, Micronetics completed the acquisition of Stealth described in Item 1.01 for approximately $6.5 million in cash plus any amounts payable under the Earnout Agreement. The acquisition was made pursuant to the Purchase Agreement described in Item 1.01, whereby, upon the terms and subject to the conditions set forth therein, Micronetics purchased from the Stockholders all of the outstanding capital stock of Stealth.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, on June 10, 2005, Micronetics entered into the $6 million Credit Facility with Banknorth as lender.

The Credit Facility has a maturity date of June 10, 2012. Borrowings under the Credit Facility bear interest at the 1-month LIBOR rate plus 2.25% and are prepayable at any time at Micronetics’ option, provided that if Micronetics refinances the Credit Facility with another financial institution, Micronetics will be required to pay to Banknorth a fee equal to 2% of the principal balance being repaid.

The Credit Facility contains customary affirmative and negative covenants. In addition, subject to applicable cure periods, amounts borrowed under the Credit Facility are subject to acceleration upon certain events of default, including: (i) any failure by us to perform or observe any of the covenants or agreements contained in the Loan Agreement; (ii) any misrepresentation made by us to Banknorth in the Credit Facility documents; (iii) any failure to pay when due any amount we owe under the Credit Facility; (iv) the institution of certain bankruptcy and insolvency proceedings by or against us; (v) our failure to maintain certain defined minimum financial ratios; (vi) certain defaults under agreements related to any other indebtedness with Banknorth; (vii) changes in certain senior management of our company, (viii) our failure to maintain our primary bank account with Banknorth; (ix) our failure to maintain the required insurance coverage and (x) our failure to satisfy any final judgment rendered against us by any court of competent jurisdiction. In addition, upon an event of default, borrowings under the working capital line will bear interest at an additional 5% above the then current interest rate.

The Credit Facility is secured by a first priority security interest in substantially all of Micronetics’ and Stealth’s assets. In addition, Stealth has agreed to guarantee all indebtedness of Micronetics under the Credit Facility.

The description of the Credit Facility is qualified in its entirety by reference to the Credit Facility documents filed as Exhibit 10.1 and Exhibit 10.2 hereof, which are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On June 10, 2005, Micronetics issued a press release announcing completion of the Stealth acquisition and the Banknorth transaction. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Explanatory Note Regarding Exhibits

Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties’ risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or because such representations may no longer continue to be true as of any given date.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K no later than August 26, 2005, 71 days after the required filing date for this Current Report.

(b)	Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the financial information required by Item 9.01(b) will be filed by amendment to this Form 8-K no later than August 26, 2005, 71 days after the required filing date for this Current Report.

(c)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description
2.1	Stock Purchase Agreement among Micronetics, Inc. and the Stockholders of Stealth Microwave, Inc., dated June 10, 2005

2.2	Earnout Agreement, dated June 10, 2005, among Micronetics, Inc., Stealth Microwave, Inc., the Stockholders of Stealth Microwave, Inc. and Stephen N. Barthelmes Sr., Stephen N. Barthelmes Jr. and Brian E. Eggleston as the representatives of the stockholders

10.1	Term Loan Agreement between Micronetics, Inc. and TD Banknorth, N.A., dated June 10, 2005

10.2	Term Note issued by Micronetics to TD Banknorth, N.A., dated June 10, 2005

99.1	Press release issued by Micronetics, Inc., dated June 10, 2005

The Disclosure Schedule and certain exhibits to the Stock Purchase Agreement (Exhibit 2.1) are not being filed herewith. The Registrant undertakes to furnish a copy of the Disclosure Schedule or any omitted exhibit to the Commission upon request. The following is a list of the omitted exhibits.

Exhibit 1.1	Stockholder Schedule
Exhibit 1.2(B)	Earnout Agreement (filed as an exhibit to this Form 8-K)
Exhibit 1.3	Escrow Agreement
Exhibit 8.2(D)	Form of Employment Agreement
Exhibit 8.2(F)	Form of Opinion of Stealth’s Counsel
Exhibit 8.3(C)	Form of Opinion of Buyer’s Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONETICS, INC.
(Registrant)

By:	/s/ David Robbins
David Robbins
President

Date: June 16, 2005